UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2020
THERMON GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DE	001-35159	27-2228185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7171 Southwest Parkway
Building 300,	Suite 200
Austin	TX	78735
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (512) 690-0600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Thermon Group Holdings, Inc. (the “Company”) adopted the Thermon Group Holdings, Inc. Executive Severance Plan (the “Severance Plan”), effective immediately, and designated each of the executive officers of the Company (collectively, the "Participants") as participants in the Plan. On March 6, 2020, Thermon Holding Corp. and each of Bruce Thames, President and Chief Executive Officer, Jay Peterson, Chief Financial Officer, Thomas Cerovski, Senior Vice President, Global Sales, and Johannes (René) van der Salm, Senior Vice President, Global Operations (collectively, the “Prior Participants”), agreed to terminate his employment agreement with Thermon Holding Corp., effective immediately, with any future severance benefits to be paid to each Prior Participant under the terms of the Severance Plan.

Subject to the Participant’s execution of a general release of claims in favor of the Company, the Severance Plan provides Participants with certain payments and benefits upon a qualifying termination of employment. In the event that the employment of a Participant is terminated by the Company or its affiliates other than for cause, death, or disability, or in the event that a Participant terminates his or her employment with the Company or its affiliates for good reason (as such terms are defined within the Severance Plan), then the Participant will receive, in lieu of any severance benefits under any other arrangement with the Participant, the following severance benefits:

•	a multiple of the Participant’s base salary payable in substantially equal installments during a specified severance period;

•
an amount equal to the Participant’s annual bonus for the fiscal year in which the termination occurred, prorated based on the number of days that the Participant was an employee and payable in lump sum; and

•
a one-time lump-sum cash payment equal to the cost of the Participant’s monthly premiums under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), multiplied by the number of months in the specified severance period.

The severance multiple is 1.5 for the Chief Executive Officer and one (1) for all other Participants and the severance period is eighteen (18) months for the chief executive officer of the Company (the "Chief Executive Officer") and twelve (12) months for all other Participants.

In the event of a qualifying termination (as described above) within the twenty-four (24) month period following a change in control (as such term is defined within the plan, a "CIC"), then the Participant will receive, in lieu of any severance benefits under any other arrangement with the Participant (including the benefits described above), the following severance benefits:

•
an amount equal to the Participant’s base salary and annual bonus for the year of termination, multiplied by the CIC severance multiple and payable in substantially equal installments during a specified CIC severance period;

•
an amount equal to the Participant’s annual bonus for the fiscal year in which the termination occurred, prorated based on the number of days that the Participant was an employee and payable in lump sum; and

•	a one-time lump-sum cash payment equal to the cost of the Participant’s monthly COBRA premiums, multiplied by the number of months in a specified CIC severance period.

The change in control severance multiple is 2.5 for the Chief Executive Officer and two (2) for all other Participants and the CIC severance period is thirty (30) months for the Chief Executive Officer and twenty-four (24) months for all other Participants.

Under the Severance Plan, the treatment of a Participant’s unvested and outstanding equity-based awards will be as provided in the applicable plan documents and award agreements; provided, that in the event of a qualifying termination of employment within twenty-four (24) months following a change in control, the Chief Executive Officer will become 100% vested in any unvested and outstanding equity awards held by the Chief Executive Officer at the time of termination, with any unvested performance units vesting at the greater of: (i) target and (ii) actual performance through the date of termination.

The foregoing description of the Severance Plan is qualified in its entirety by the full text of the Severance Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Thermon Group Holdings, Inc. Executive Severance Plan (effective March 6, 2020)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMON GROUP HOLDINGS, INC.

Date: March 6, 2020	By:	/s/ Ryan Tarkington
	Name:	Ryan Tarkington
	Title:	General Counsel & Corporate Secretary